                                                                    Exhibit 23.1

            INFORMATION ABOUT LACK OF CONSENT OF ARTHUR ANDERSEN LLP

         The audit report of Arthur Andersen LLP dated February 18, 2002 (the
"Audit Report") with respect to the consolidated financial statements of St.
Mary Land & Exploration Company ("St. Mary") as of December 31, 2001 and
2000 and for each of the three years in the period ended December 31, 2001 included in St. Mary's Annual Report on Form 10-K/A No. 2 for the year ended
December 31, 2001 (the "Form 10-K/A No. 2") is a copy of the Audit Report previously issued by Arthur Andersen LLP and included with St. Mary's Annual
Report on Form 10-K for the year ended December 31, 2001 filed with the
Securities and Exchange Commission ("SEC") on March 19, 2002 (the "Form 10-K")
and St. Mary's Annual Report on Form 10-K/A for the year ended December 31, 2001 filed with the SEC on March 25, 2002 (the "Form 10-K/A"). The Audit Report has
not been reissued by Arthur Andersen LLP for inclusion with the Form 10-K/A No.
2.

         The Form 10-K/A No. 2 is incorporated by reference in St. Mary's previously filed Registration Statements on Form S-8 (Registration Nos.
033-61850, 333-30055, 333-58273, 333-35352 and 333-88780) and Registration
Statement on Form S-3 (Registration No. 333-88712) (collectively, the
"Registration Statements"). Although St. Mary obtained the consent of Arthur
Andersen LLP to the incorporation by reference in the Registration Statements of the Audit Report included in the Form 10-K and Form 10-K/A, after reasonable efforts St. Mary has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference in the Registration Statements of the Audit
Report included in the Form 10-K/A No. 2. Therefore, in reliance on Rule 437a under the Securities Act of 1933 (the "Securities Act") St. Mary has not filed a consent of Arthur Andersen LLP with the Form 10-K/A No. 2. As a result, with respect to transactions in St. Mary securities pursuant to the Registration
Statements that occur subsequent to the date that the Form 10-K/A No. 2 is filed with the SEC, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP as indicated in the Audit Report and incorporated by reference in the Registration
Statements, or any omission to state a material fact required to be stated
therein. In addition, due to the significant decline in size of Arthur Andersen
LLP and the likelihood that they will cease operating after having been found guilty in June 2002 of federal obstruction of justice charges arising from the
U.S. government's investigation of Enron, investors are unlikely to be able to exercise any effective remedies against or collect judgments from Arthur
Andersen LLP.

August 27, 2002